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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 31, 2007

                             _______________________


                               RADIAL ENERGY, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


           NEVADA                     333-113726                72-1580091
____________________________   ________________________   ______________________
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation)                                    Identification Number)


                          1200 SMITH STREET, SUITE 1600
                              HOUSTON, TEXAS 77002
          ____________________________________________________________
          (Address of principal executive offices, including zip code)


                                 (713) 353-4963
              ____________________________________________________
              (Registrant's telephone number, including area code)


          _____________________________________________________________
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.23e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           As previously disclosed in our current report on Form 8-K filed on April 21, 2006 and our quarterly report for the period ended June 30, 2006, we had previously entered into a Letter of Intent dated April 19, 2006, and a related Joint Operating Agreement effective as of May 11, 2006, pursuant to which we acquired rights to a 20% working interest and 18% revenue interest in the Huaya Anticline Project, Block 100 oil prospect located in the Ucayali Basin, Peru (the "Huaya Agreement"). On January 31, 2007, we entered into an agreement with Compania Consultora de Petroleo, S.A. and Ziegler-Peru, Inc., the other parties to the Huaya Agreement, and modified certain terms of our Huaya Agreement (the "January 2007 Agreement"). The amended terms are described herein, and the remainder of the Huaya Agreement remains in effect.

           The January 2007 Agreement increased the interest we acquired in the Huaya Anticline Project from 20% to 23 percent. As consideration for this interest, which is only for one well, we originally agreed to pay a total of $1,650,000, which funds also cover the acquisition of certain equipment to be used for drilling, testing, and evaluation of the first well. Under the January 2007 Agreement, we paid an additional $450,000 towards the drilling, testing, and completion of the first well for a total of $2,100,000. As of the date of the filing of this report, we have paid $2,100,000 of our total financial obligation for the first well. After drilling of the first well is complete, we will have the option to proceed with the project by funding the drilling, testing and evaluation of another two wells on the property. The original terms required Radial Energy to advance an additional $1,650,000, within 10 business days of receiving the testing results of the first well if we decided to proceed with the drilling second and third wells. The January 2007 Agreement reduces the additional to $1,550,000 of which $900,000 must be advanced according to the original 10 day deadline and the remaining $650,000 must be advanced upon notification of drilling the third well. These funds are expected to cover the acquisition and installation of all production facilities required to bring the hydrocarbons produced to market.

           In addition, Radial Energy has agreed to pay 10% of any future revenues from the Huaya Anticline Project to cover all reasonable and documentable costs to date above the sum of $1,050,000 relating to the purchase of equipment, drilling, and contracting expenses incurred by Ziegler-Peru until this amount is paid in full.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Huaya Lote 100 - Agreement with Compania Consultora de Petroleo, S.A. and Ziegler-Peru, Inc., dated January 31, 2007, amending Joint Operating Agreement dated May 11, 2006.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             RADIAL ENERGY, INC.


Dated:     February 6, 2007                  By: /s/ G. LEIGH LYONS
                                                 _______________________________
                                                     G. Leigh Lyons, President,
                                                     Chief Executive Officer,
                                                     and Chief Financial Officer